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                                                                    EXHIBIT 22.1


                          SUBSIDIARIES OF SKYWEST, INC.

                   Subsidiary                              Jurisdiction of Organization
                   ----------                              ----------------------------
SkyWest Airlines, Inc.                                                 Utah